Exhibit 10.4

FIELDSTONE INVESTMENT CORPORATION

RE:         EXTENDED SEVERANCE BENEFIT

Dear John:

Fieldstone Investment Corporation (“Fieldstone” or “the Company”) greatly values your contributions as a senior manager of Fieldstone and the quality of the services that you provide the Company.

Because of the importance of your role and in order to reduce any uncertainty you may feel regarding your future with the Company, we are very pleased to offer to you an extended severance benefit.  It is our expectation that you and Fieldstone will have a positive long term relationship.  However, because Fieldstone is a publicly traded company, no one can predict whether there ever will be a “change in control” regarding Fieldstone.

The Company wishes to minimize the uncertainties that may arise in connection with a Change in Control (as defined in Exhibit A to this letter) by providing you with an extended severance benefit payable in connection with a Change in Control, subject to the terms and conditions of this letter as set forth in the attachment entitled “Terms and Conditions” (the “Extended Severance Benefit”) as follows:

If a Change in Control occurs while you are employed by the Company and you undergo or are subject to a Qualifying Termination during the one year period following the Change in Control, you will be eligible for a single, “lump sum” severance payment in an amount equal to twenty-four (24) months of your then current base salary.

In the event of a Change in Control, this Extended Severance Benefit will apply in lieu of any other severance pay to which you may be entitled under any Company severance plan, program, practice or arrangement.

Sincerely,

Michael J. Sonnenfeld, President and Chief Executive Officer

Accepted and Agreed:

Date:

Terms & Conditions

You must be in the employ of the Company at the time of the Change in Control to be eligible for the Extended Severance Benefit.  Your Extended Severance Benefit will be paid in a single lump sum payment within thirty (30) days following your Qualifying Termination, subject to any delay in payment required to avoid the additional tax imposed by Section 409A of the Internal Revenue Code.

For the purpose of your Extended Severance Benefit, a “Qualifying Termination” means: (i) you terminate your employment with the Company or its successor for Good Reason (as defined in herein) or (ii) your employment with the Company or its successor is terminated by the Company or its successor for a reason other than for Cause (as defined in the Company’s Equity Incentive Plan as of the date of this letter).  Your termination of employment must occur within one year following a Change in Control to be a Qualifying Termination.  Further, you will not be considered to have undergone a Qualifying Termination if upon your termination of employment you are immediately thereafter reemployed by the Company’s successor (or a parent or affiliate of the Company or its successor).  For the purpose of this letter agreement and your Extended Severance Benefit hereunder, “Good Reason” means, without your consent, a material reduction in your base salary or responsibilities, or a required relocation of your principal place of employment immediately preceding the Change in Control by more than 25 miles.

If a Change in Control occurs and you do not undergo a Qualifying Termination within the one year period following the closing of the Change in Control, you will not be entitled to the Extended Severance Benefit.

The Company’s Compensation Committee will make all decisions and interpretations regarding your Extended Severance Benefit, and the decisions and interpretations of the Compensation Committee are final, binding and conclusive.

Your Extended Severance Benefit will be reduced by any taxes or other amounts required to be withheld by the Company under applicable law.  You remain an employee-at-will of the Company.  Nothing in this letter constitutes, and shall not be construed to provide, any assurance of your continuing employment with the Company, its affiliates or successors.

Prior to the occurrence of a Change in Control, the Company has the right, in its sole control and discretion, to amend or terminate this letter agreement and your Severance Benefit at any time and for any reason and without consideration to you, upon sixty (60) days written notice to you.

Exhibit A

For purposes of your Severance Benefit, a “Change in Control” means:

(1)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 1, the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company; (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; and (iii) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section (3) of this Exhibit A; or

(2)           Individuals who, as of the date hereof, constitute the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)           Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)           Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(5)           This letter agreement shall apply only to the first Change in Control that occurs following the date of this letter.